Exhibit 99.1

RISK FACTORS

Risks Related to Our Business

Downturns in the business cycle could adversely affect our revenues and profitability.

The semiconductor market has historically been cyclical and subject to significant economic downturns at various times. The cyclical nature of the semiconductor industry may cause us to experience substantial period-to-period fluctuations in our results of operations. The growth rate of the global economy is one of the factors affecting demand for semiconductor components. Many factors could adversely affect regional or global economic growth including increased price inflation for goods, services or materials, rising interest rates in the United States and the rest of the world, a significant act of terrorism which disrupts global trade or consumer confidence, geopolitical tensions including war and civil unrest, reduced levels of economic activity, or disruptions of international transportation.

Typically, our ability to meet our revenue goals and projections is dependent to a large extent on the orders we receive from our customers within the period and by our ability to match inventory and current production mix with the product mix required to fulfill orders on hand and orders received within a period for delivery in that period. Because of this complexity in our business, no assurance can be given that we will achieve a match of inventory on hand, production units, and shippable orders sufficient to realize quarterly or annual revenue and net income goals.

Volatility in customer demand in the semiconductor industry affect future levels of sales and profitability and limit our ability to predict such levels.

Historically, we have maintained low lead times, which has enabled customers to place orders close to their true needs for product. In defining our financial goals and projections, we consider inventory on hand, backlog, production cycles and expected order patterns from customers. If our estimates in these areas become inaccurate, we may not be able to meet our revenue goals and projections. In addition, some customers require us to manufacture product and have it available for shipment, even though the customer is unwilling to make a binding commitment to purchase all, or even some, of the product. As a result, in any quarterly fiscal period we are subject to the risk of cancellation of orders leading to a fall-off of sales and backlog. Further, those orders may be for products that meet the customer’s unique requirements so that those cancelled orders would, in addition, result in an inventory of unsaleable products, and thus potential inventory write-offs. We routinely estimate inventory reserves required for such products, but actual results may differ from these reserve estimates.

We generate revenue from thousands of customers worldwide and our revenues are diversified by end-market and geographical region. However, the loss of, or a significant reduction of purchases by a portion of our customer base could adversely affect our results of operations. We can lose a customer due to a change in the customer’s design or purchasing practices. In addition, the timing of customers’ inventory adjustments may adversely affect our results of operations.

We may be unsuccessful in developing and selling new products required to maintain or expand our business.

The markets for our products depend on continued demand for our products in the communications, industrial, computings, high-end consumer and automotive end-markets. The semiconductor industry is characterized by rapid technological change, variations in manufacturing efficiencies of new products, and significant expenditures for capital equipment and product development. New product introductions are a critical factor for future sales growth and sustained profitability and can present significant business challenges because product development commitments and expenditures must be made well in advance of the related revenues. The success of a new product depends on a variety of factors including accurate forecasts of long-term market demand and future technological developments, timely and efficient completion of process design and development, timely and efficient implementation of manufacturing and assembly processes, product performance, quality and reliability of the product, and effective marketing, sales and service.

Although we believe that the high performance segment of the linear integrated circuit market is generally less affected by price erosion or by significant expenditures for capital equipment and product development than other semiconductor market sectors, future operating results may reflect substantial period-to-period fluctuations due to these or other factors.

Our manufacturing operations may be interrupted or suffer yield problems.

We rely on our internal manufacturing facilities located in California and Washington to fabricate most of our wafers, although we depend on outside silicon foundries for a small portion (less than 5%) of our wafer fabrication. We could be adversely affected in the event of a major earthquake, which could cause temporary loss of capacity, loss of raw materials, and damage to manufacturing equipment. Additionally, we rely on our internal and external assembly and testing facilities located in Singapore and Malaysia. We are subject to economic and political risks inherent to international operations, including changes in local governmental policies, currency fluctuations, transportation delays and the imposition of export controls or increased import tariffs. We could be adversely affected if any such changes are applicable to our foreign operations.

Our manufacturing yields are a function of product design and process technology, both of which are developed by us. The manufacture and design of integrated circuits is highly complex. We may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues or increases in fixed costs. To the extent we do not achieve acceptable manufacturing yields or there are delays in wafer fabrication, our results of operations could be adversely affected. In addition, operating expenses related to increases in production capacity may adversely affect our operating results if revenues do not increase proportionately.

Our dependence on third party foundries and other manufacturing subcontractors may cause delays beyond our control in delivering our products to our customers.

A portion of our wafers (approximately 20%) are processed offshore by independent assembly subcontractors located in Malaysia and Thailand. These subcontractors separate wafers into individual circuits and assemble them into various finished package types. Reliability problems experienced by our assemblers could cause problems in delivery and quality, resulting in potential product liability to us. We could also be adversely affected by political disorders, labor disruptions, and natural disasters in these locations.

We are dependent on outside silicon foundries for a small portion (less than 5%) of our wafer fabrication. As a result, we cannot directly control delivery schedules for these products, which could lead to product shortages, quality assurance problems and increases in the cost of our products. We may experience delays in delivering our products to our customers. If these foundries are unable or unwilling to produce adequate supplies of processed wafers conforming to our quality standards, our business and relationships with our customers for the limited quantities of products produced by these foundries could be adversely affected. Finding alternate sources of supply or initiating internal wafer processing for these products may not be economically feasible. In addition, the manufacture of our products is a highly complex and precise process, requiring production in a highly controlled environment. Changes in manufacturing processes or the inadvertent use of defective or contaminated materials by a third party foundry could adversely affect the foundry’s ability to achieve acceptable manufacturing yields and product reliability.

We rely on third party suppliers for materials, supplies, and subcontract services that may not have adequate capacity to meet our product delivery requirements.

The semiconductor industry has experienced a very large expansion of fabrication capacity and production worldwide over time. As a result of increasing demand from semiconductor and other manufacturers, availability of certain basic materials and supplies, such as chemicals, gases, polysilicon, silicon wafers, ultra-pure metals, lead frames and molding compounds, and of subcontract services, like epitaxial growth, ion implantation and assembly of integrated circuits into packages, have from time to time, over the past several years, been in short supply and could come into short supply again if overall industry demand continues to increase in the future. In addition, from time to time natural disasters can lead to a shortage of some of the above materials due to disruption of the manufacturer’s production. We do not have long-term agreements providing for all of these materials, supplies, and services, and shortages could occur as a result of capacity limitations or production constraints on suppliers that could have a materially adverse effect on our ability to achieve our planned production.

A number of our products use components that are purchased from third parties. Supplies of these components may not be sufficient to meet all customer requested delivery dates for products containing the components, which could adversely affect future sales and earnings. Additionally, significant fluctuations in the purchase price for these components could affect gross margins for the products involved. Suppliers could also discontinue the manufacture of such purchased products or could have quality problems that could affect our ability to meet customer commitments. In addition, suppliers of semiconductor manufacturing equipment are sometimes unable to deliver test and/or fabrication equipment to a schedule or equipment performance specification that meets our requirements. Delays in delivery of equipment needed for growth could adversely affect our ability to achieve our manufacturing and revenue plans in the future.

We are exposed to business, economic, political and other risks through our significant worldwide operations.

During fiscal year 2006, 70% of our revenues were derived from customers in international markets. Also, we have test and assembly facilities outside the United States in Singapore and Malaysia. Accordingly, we are subject to the economic and political risks inherent in international operations and their impact on the United States economy in general, including the risks associated with ongoing uncertainties and political and economic instability in many countries around the world as well as the economic disruption from acts of terrorism, and the response to them by the United States and its allies.

We are subject to litigation risks, including litigation relating to allegations regarding our stock option granting practices.

We are subject to various legal proceedings arising out of a wide range of matters, including, among others, patent suits, securities issues and employment claims. From time to time, as is typical in the semiconductor industry, we receive notice from third parties alleging that our products or processes infringe the third parties’ intellectual property rights. If we are unable to obtain a necessary license, and one or more of our products or processes are determined to infringe intellectual property rights of others, a court might enjoin us from further manufacture and/or sale of the affected products. In that case, we would need to re-engineer the affected products or processes in such a way as to avoid the alleged infringement, which may or may not be possible. An adverse result in litigation arising from such a claim could involve an injunction to prevent the sales of a portion of our products, a reduction or the elimination of the value of related inventories, and/or the assessment of a substantial monetary award for damages related to past sales. We do not believe that our current lawsuits will have a material impact on our business or financial condition. However, current lawsuits and any future lawsuits will divert resources and could result in the payment of substantial damages. In addition, we may incur significant legal costs to assert our intellectual property rights when we believe our products or processes have been infringed by third parties.

We previously disclosed in press releases that the Securities and Exchange Commission (“SEC”) and the United States Justice Department have initiated informal inquiries into our stock option granting practices. In addition, on September 5, 2006, we received an Information Document Request from the Internal Revenue Service (“IRS”) concerning our stock option grants and grant practices. We are cooperating with the SEC, IRS and the Department of Justice. In addition, various of our current and former directors and officers have been named as defendants in two consolidated stockholder derivative actions filed in the United States District Court for the Northern District of California, captioned In re Linear Technology Corporation Stockholder Derivative Litigation (N.D. Cal.) (the “Federal Action”); and three substantially similar consolidated stockholder derivative actions filed in California state court, captioned In re Linear Technology Corporation Stockholder Derivative Litigation (Santa Clara County Superior Court) (the “State Action”). Plaintiffs in the Federal and State Actions allege that the defendant directors and officers backdated stock option grants during the period from 1997 through 2002. Both actions assert claims for breach of fiduciary duty and unjust enrichment. The Federal Action also alleges that the defendants breached their fiduciary duty by allegedly violating Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, while the State Action also alleges that certain of the defendants aided and abetted one another’s alleged breach of fiduciary duty, wasted corporate assets, engaged in insider trading in connection with the purportedly backdated option grants, in violation of the California Corporations Code. Both Actions seek to recover unspecified money damages, disgorgement of profits and benefits, equitable relief and attorneys’ fees and costs. The State Action also seeks restitution, rescission of certain defendants’ option contracts, and imposition of a constructive trust over the option contracts. We are named as a nominal defendant in both the Federal and State Actions, thus no recovery against us is sought. We have engaged its outside counsel to represent us in the government inquiries and pending lawsuits. We reviewed our historical option-granting practices and option grants with the assistance of outside counsel and an independent forensic accounting firm. The primary scope of the review covered the periods calendar year 1995 through 2006. Based on the findings of the review, we have concluded that there is no need to restate any previously filed financial statements. The review found no evidence of fraud or misconduct of any kind in our practices in granting of stock options.

We may be unable to adequately protect our proprietary rights, which may impact our ability to compete effectively.

Our success depends in part on our proprietary technology. While we attempt to protect our proprietary technology through patents, copyrights and trade secret protection, we believe that our success also depends on increasing our technological expertise, continuing our development of new products and providing comprehensive support and service to our customers. However, we may be unable to protect our technology in all instances, or our competitors may develop similar or more competitive technology independently. We currently hold a number of United States and foreign patents and pending patent applications. However, other parties may challenge or attempt to invalidate or circumvent any patents the United States or foreign governments issue to us or these governments may fail to issue patents for pending applications. In addition, the rights granted or anticipated under any of these patents or pending patent applications may be narrower than we expect or, in fact provide no competitive advantages. Furthermore, effective patent, trademark, copyright, maskwork and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. We may incur significant legal costs to protect our intellectual property.

We also seek to protect our proprietary technology, including technology that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will always be undertaken or will not be breached or that we will have adequate remedies for any breach.

We have received, and may receive in the future, notices of claims of infringement and misappropriation of other parties’ proprietary rights. In the event of an adverse decision in a patent, trademark, copyright, maskwork or trade secret action, we could be required to withdraw the product or products found to be infringing from the market or redesign products offered for sale or under development. Whether or not these infringement claims are successfully asserted, we would likely incur significant costs and diversion of our resources with respect to the defense of these claims. In the event of an adverse outcome in any litigation, we may be required to pay substantial damages, including enhanced damages for willful infringement, and incur significant attorneys’ fees, as well as indemnify customers for damages they might suffer if the products they purchase from us infringe intellectual property rights of others. We could also be required to stop our manufacture, use, sale or importation of infringing products, expend significant resources to develop or acquire non-infringing technology, discontinue the use of some processes, or obtain licenses to intellectual property rights covering products and technology that we may, or have been found to, infringe or misappropriate such intellectual property rights.

The transition to lead-free products may adversely affect our results of operations.

Customers are requiring that we offer our products in lead-free packages. Governmental regulations in certain countries and customers’ intention to produce products that are less harmful to the environment has resulted in a requirement from many of our customers to purchase integrated circuits that do not contain lead. We have responded by offering our products in lead-free versions. While the lead-free versions of our products are expected to be more friendly to the environment, the ultimate impact is uncertain. The transition to lead-free products may produce sudden changes in demand depending on the packaging method used, which may result in excess inventory of products packaged using traditional methods. This may have an adverse effect on our results of operations. In addition, the quality, cost and manufacturing yields of the lead free products may be less favorable compared to the products packaged using more traditional materials which may result in higher costs to us.

Our products may contain defects that could affect our results of operations.

Our products may contain undetected errors or defects. Such problems may cause delays in product introductions and shipments, result in increased costs and diversion of development resources, cause us to incur increased charges due to obsolete or unusable inventory, require design modifications, or decrease market acceptance or customer satisfaction with these products, which could result in product returns. In addition, we may not find defects or failures in our products until after commencement of commercial shipments, which may result in loss or delay in market acceptance and could significantly harm our operating results. Our current or potential customers also might seek to recover from us any losses resulting from defects or failures in our products; further, such claims might be significantly higher than the revenues and profits we receive from our products involved as we are usually a component supplier with limited value content relative to the value of a complete system or sub-system. Liability claims could require us to spend significant time and money in litigation or to pay significant damages for which we may have insufficient insurance coverage. Any of these claims, whether or not successful, could seriously damage our reputation and business.

If we fail to attract and retain qualified personnel, our business may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of key officers, technical personnel or other key employees could harm the business. Our success depends on our ability to identify, hire, train, develop and retain highly qualified technical and managerial personnel. Failure to attract and retain the necessary technical and managerial personnel could harm us.

We may not be able to compete successfully in markets within the semiconductor industry in the future.

We compete in the high performance segment of the linear market. Our competitors include among others, Analog Devices, Inc., Intersil, Maxim Integrated Products, Inc., National Semiconductor Corporation and Texas Instruments, Inc. Competition among manufacturers of linear integrated circuits is intense, and certain of our competitors may have significantly greater financial, technical, manufacturing and marketing resources than us. The principal elements of competition include product performance, functional value, quality and reliability, technical service and support, price, diversity of product line and delivery capabilities. We believe we compete favorably with respect to these factors, although it may be at a disadvantage in comparison to larger companies with broader product lines and greater technical service and support capabilities.

Environmental liabilities could force us to expend significant capital and incur substantial costs.

Federal, state and local regulations impose various environmental controls on the storage, use, discharge and disposal of certain chemicals and gases used in semiconductor processing. Our facilities have been designed to comply with these regulations, and we believe that our activities conform to present environmental regulations. Increasing public attention has, however, been focused on the environmental impact of electronics manufacturing operations. While we to date have not experienced any materially adverse business effects from environmental regulations, there can be no assurance that changes in such regulations will not require us to acquire costly remediation equipment or to incur substantial expenses to comply with such regulations. Any failure by us to control the storage, use or disposal of, or adequately restrict the discharge of hazardous substances could subject us to significant liabilities.

Our financial results may be adversely affected by increased tax rates and exposure to additional tax liabilities.

As a global company, our effective tax rate is highly dependent upon the geographic composition of worldwide earnings and tax regulations governing each region. We are subject to income taxes in both the United States and various foreign jurisdictions, and significant judgment is required to determine worldwide tax liabilities. Our effective tax rate as well as the actual tax ultimately payable could be adversely affected by changes in the split of earnings between countries with differing statutory tax rates, in the valuation of deferred tax assets, in tax laws or by material audit assessments, which could affect our profitability. In addition, the amount of income taxes we pay is subject to ongoing audits in various jurisdictions, and a material assessment by a governing tax authority could affect our profitability.

Our stock price may be volatile.

Although we believe that we have the product lines, manufacturing facilities and technical and financial resources for our current operations, revenues and profitability can be significantly affected by the above and other factors. Additionally, our common stock could be subject to significant price volatility should sales and/or earnings fail to meet the expectations of the investment community. Furthermore, stocks of high technology companies are subject to extreme price and volume fluctuations that are often unrelated or disproportionate to the operating performance of these companies.